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                                                                    Exhibit 16.1

BDO(LOGO)

BDO Seidman, LLP                        NationsBank Tower at International Place
Accountants and Consultants             100 S.E. 2nd Street, Suite 2200
                                        Miami, Florida 33131
                                        Telephone: (305) 381-8000
                                        Fax: (305) 374-1135
                                        Voice Mail: (305) 381-7832



June 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

      We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on June 1, 1999, to be filed by our former client, Call Now, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,



/s/ BDO Seidman, LLP

BDO Seidman, LLP